Exhibit 3.7

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “PHILIPS SEMICONDUCTORS USA, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 2006, AT 2:37 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
4176573 8100	[SEAL]	AUTHENTICATION: 4833736
060583861		DATE: 06-16-06

State of Delaware Secretary of State Division of Corporations Delivered 02:38 PM 06/16/2006 FILED 02:37 PM 06/16/2006 SRV 060583861 – 4176573 FILE

CERTIFICATE OF INCORPORATION

OF

PHILIPS SEMICONDUCTORS USA, INC.

FIRST:           The name of the corporation is:

PHILIPS SEMICONDUCTORS USA, INC.

SECOND:      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD:          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:      The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

FIFTH:           The Board of Directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

SIXTH:          The name and mailing address of the incorporator is:

Joseph E. Innamorati
1251 Avenue of the Americas
New York, New York 10020

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of June, 2006.

/s/ Joseph E. Innamorati
Joseph E. Innamorati
Incorporator

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PHILIPS SEMICONDUCTORS USA, INC.", CHANGING ITS NAME FROM “PHILIPS SEMICONDUCTORS USA, INC.", TO “NXP SEMICONDUCTORS USA, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF DECEMBER, A.D. 2006, AT 1:42 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2006.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
4176573 8100	[SEAL]	AUTHENTICATION: 5248955
061108154		DATE: 12-05-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:56 PM 12/05/2006
FILED 01:42 PM 12/05/2006
SRV 061108154 - 4176573 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

PHILIPS SEMICONDUCTORS USA, INC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “corporation”) is

PHILIPS SEMICONDUCTORS USA, INC.

2.     The certificate of incorporation of the corporation is hereby amended by striking out Article “First” thereof and by substituting in lieu of said Article the following new Article:

“First: The name of the corporation is NXP Semiconductors USA, Inc.”

3.     The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.     This amendment shall become effective on December 28, 2006.

Signed on November 30, 2006

/s/ James N. Casey
James N. Casey
Vice President, General Counsel and Secretary